UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2011
PROSPECT GLOBAL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163499	26-3024783

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 17th Street Suite 2800 South Denver, CO	80202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 634-2239
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 25, 2011 the Company issued a $2,500,000 convertible secured note due April 24, 2012 to Hexagon Investments, LLC which accrues interest at 10% per annum. The note is secured pari passu by all of our assets with our other $2,500,000 of outstanding convertible notes. The principal amount plus accrued interest on the Hexagon note may convert at Hexagon’s option at any time during the term into shares of our common stock at $3.00 per share, subject to adjustment solely for capital reorganization events. The principal amount plus accrued interest will automatically convert into shares of our common stock at $3.00 per share upon completion by us of the issuance of at least $10,000,000 of securities; provided, that if such issuance of securities occurs at a per share purchase price of less than $3.60, additional shares will be issued upon conversion such that the total shares received by the holder upon conversion equals the aggregate principal amount (X) plus all accrued interest (Y) divided by 0.8 times the per share purchase price of the securities issuance (Z). For clarity, the total shares received by the holder shall be equal to (X + Y)÷(0.8 * Z).
We also issued Hexagon two warrants to purchase our common stock. The first warrant is exercisable until April 25, 2013 for up to $2,000,000 of shares at a purchase price equal to the lower of (i) $3.00 and (ii) $2,500,000 divided by the total number of shares of common stock issued upon conversion of the convertible note. The second warrant is exercisable until April 25, 2014 for up to $7,500,000 of shares at the same purchase price.
In connection with issuance of the convertible notes we granted piggy-back registration rights to Hexagon for the shares issuable upon conversion of the note and exercise of the warrants.
In connection with the Hexagon financing, we agreed with Dr. Richard Merkin, who holds a $2,000,000 convertible note, to modifications to the terms of his note. The Merkin note and all accrued interest will now convert automatically into 10,538,583 shares of our common stock upon completion by us of the issuance of at least $10,000,000 of securities (previously this note was only optionally convertible into that number of shares). Dr. Merkin also agreed to the deletion of the majority of the negative covenants in the note. In exchange for these modifications, we agreed to pay Dr. Merkin a fee of $2,000,000 upon the closing of an issuance of securities by us of at least $10,000,000.
As consideration for consenting to the amendment to the Merkin Note we issued COR Capital LLC, as investment advisor on behalf of COR US Equity Income Fund, a warrant to purchase up to $200,000 of our common stock at a purchase price equal to the lower of (i) $3.00 and (ii) $500,000 divided by the total number of shares of common stock issued upon conversion of COR’s $500,000 convertible note. The COR warrant expires on April 20, 2012.
Item 3.02 Unregistered Sale of Equity Securities.
Issuance of the Debentures, including the Placement Agent Debentures, described above was not registered under the Securities Act of 1933. The issuance of the Debentures, including the Placement Agent Debentures, was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D and Rule 506 promulgated thereunder. These securities qualified for exemption since the issuance securities by us did not involve a public offering and the purchasers are all accredited investors as defined in Regulation D. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the sale, size of the offering, manner of the offering and number of securities offered. In addition, these shareholders have the necessary investment intent as required by Section 4(2) since each agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act and Regulation D for this transaction.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
The Company’s board of directors appointed Marc Holtzman to the board of directors effective April 21, 2011. As compensation for his services, Mr. Holtzman will receive 150,000 shares of the Company’s common stock, all of which are fully vested.
Since August 2008, Mr. Holtzman has served as vice chairman of Barclays Capital, the investment banking division of Barclays Bank PLC. In 2007, Mr. Holtzman was executive vice chairman of ABN Amro Bank until August 2008. In 2006, Mr. Holtzman was a candidate for the Republican nomination for Colorado Governor. From 2003 through 2005 Mr. Holtzman was president of the University of Denver. Previously from 1999 through 2003, Mr. Holtzman served in the cabinet of Governor Bill Owens as Colorado’s first secretary of technology. In addition, Mr. Holtzman was chairman of Colorado’s Information Management Commission and co-chairman of the Governor’s Commission on Science and Technology. Mr. Holtzman helped guide Colorado’s economic transformation into a fully diversified technology hub. Prior to his tenure in Colorado politics, Mr. Holtzman served as executive vice chairman of ABN Amro Bank, was the co-founder and president of MeesPierson EurAmerica (a firm which was subsequently acquired by ABN Amro) and served as senior adviser to Salomon Brothers, when he lived and worked in Eastern Europe and Russia from September 1989 until October 1998. Drawing on his early experience in helping develop Central Asia’s finance sector, Mr. Holtzman was appointed by Kazakhstan’s Prime Minister to serve on the board of trustees of The Almaty Regional Financial Centre. In addition, since 2008 Mr. Holtzman has served as non-executive chairman of Indus, a leading Indian oil and gas company listed on London’s AIM market with a market capitalization of approximately US $2 billion and since 2009 has served as a director of the Bank of Kigali, Rwanda’s largest financial institution and a public company registered under the Company law of Rwanda and regulated by the National Bank of Rwanda. He holds a bachelor of arts degree in economics from Lehigh University.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Identification of Exhibits
4.1	Senior Secured Convertible $2,500,000 Promissory Note with Hexagon Investments, LLC
4.2	Two year Common Stock Purchase Warrant with Hexagon Investments
4.3	Three year Common Stock Purchase Warrant with Hexagon Investments
4.4	Common Stock Purchase Warrant with COR Capital
4.5	Registration Rights Agreement with Hexagon Investments
10.1	Securities Purchase Agreement with Hexagon Investments,
10.2	Amended and Restated Security Agreement with Richard Merkin, COR Capital and Hexagon Investments
10.3	Amendment to Merkin Transaction Documents
10.4	Waiver and Consent with COR Capital

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.
	By:	/s/ Jonathan Bloomfield
Date: April 26, 2011		Chief Financial Officer

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